Exhibit 5.1

                             RICHARDSON & PATEL LLP
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                  June 12, 2006

Swiss Medica, Inc.
53 Yonge Street, 3rd Floor
Toronto, Ontario M5E 1JE

      Re:   Registration of Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to Swiss Medica, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 86,375,555 shares of the Company's Class A Common Stock, par value $0.001 (the "Shares"), 86,375,555 of which have been issued to certain selling shareholders and the remainder of which may be issued to certain selling shareholders upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

      Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon exercise of the warrants, will be legally issued, fully paid, and nonassessable.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Experts" in the registration statement.

                                        Very truly yours,

                                        RICHARDSON & PATEL LLP


                                        By: /s/ Nimish Patel
                                            ------------------------------
                                            Nimish Patel, Esq.